As filed with the Securities and Exchange Commission on July 1, 2026

Registration No. 333-293558

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ExxonMobil Holdings Corporation

Exxon Mobil Corporation

(Exact Name of Each Registrant as Specified in Its Charter)

ExxonMobil Holdings Corporation Texas	Exxon Mobil Corporation New Jersey
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

41-4104094	13-5409005
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

22777 Springwoods Village Parkway Spring, Texas 77389-1425 (972) 940-6000	22777 Springwoods Village Parkway Spring, Texas 77389-1425 (972) 940-6000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James R. Chapman

Vice President, Corporate Finance and Treasurer

ExxonMobil Holdings Corporation

22777 Springwoods Village Parkway

Spring, Texas 77389-1425

(972) 940-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Michael Kaplan

Daniel P. Gibbons

Steven Glendon

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No.  1 (this “Amendment”), relates to the Registration Statement on Form S-3 (the “Registration Statement”), File No. 333-293558, of Exxon Mobil Corporation, a New Jersey corporation (the “Company”), which was filed with the U.S. Securities and Exchange Commission on February 18, 2026 and became effective immediately upon filing with the Securities and Exchange Commission (the “SEC”).

At the Company’s 2026 Annual Meeting of Stockholders, stockholders of the Company approved changing the Company’s legal domicile from the State of New Jersey to the State of Texas. This redomiciliation was effectuated on July 1, 2026 (the “Effective Date”) by merging Ensign LLC, a Texas limited liability company, with and into the Company, with the Company as the surviving entity and a wholly owned subsidiary of ExxonMobil Holdings Corporation, a Texas corporation (the “Parent”). The Parent is deemed to be the successor registrant of the Company’s common stock pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Amendment is being filed for the purposes of: (i) adding the Parent as a co-registrant under the Registration Statement to allow the Parent to guarantee certain debt securities issued from time to time pursuant to the Registration Statement; (ii) update the information in Part II with respect to the addition of the Parent; and (iii) file additional exhibits to the Registration Statement. The information contained in this Amendment sets forth the additional information necessary to reflect any material changes made in connection with or resulting from the redomicile or necessary to keep the Registration Statement from being misleading in any material respect. This Amendment shall become effective immediately upon filing with the SEC.

For the purposes of this Amendment and the Registration Statement, “ExxonMobil,” the “Company,” “we,” “us” and “our” refer to (i) Exxon Mobil Corporation and its subsidiaries, with respect to the period prior to the Effective Date, and to (ii) ExxonMobil Holdings Corporation and its subsidiaries, with respect to the period on and after the Effective Date, in each case unless otherwise stated or the context otherwise requires. However, in the “Description of Debt Securities and Guarantees of Debt Securities” section of the prospectus contained in the Registration Statement, references to the “Company,” “we,” “us” and “our” are to Exxon Mobil Corporation only and not to any of its subsidiaries and references to the “Parent” are to ExxonMobil Holdings Corporation only and not to any of its subsidiaries.

The prospectus contained in the Registration Statement incorporates by reference certain documents filed by the Company prior to the Effective Date and any filings that the Parent makes under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the Effective Date. Documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the Effective Date and incorporated by reference in the Registration Statement will not reflect the change in our domicile, among other things. With respect to such information, or any other information contained or incorporated by reference in the Registration Statement that is modified by information subsequently incorporated by reference in the Registration Statement, the statements or information previously contained or incorporated in the Registration Statement shall also be deemed modified or superseded in the same manner.

PROSPECTUS

ExxonMobil Holdings Corporation

Guarantees of Debt Securities

Exxon Mobil Corporation

Debt Securities

We or our subsidiary above may offer from time to time the securities noted above. The debt securities may be offered in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus, which will include full and unconditional guarantees by ExxonMobil Holdings Corporation.

We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, which will describe the specific terms of these debt securities, before you make your investment decision.

Investing in these securities involves certain risks. See “Risk Factors” on page 3 of this prospectus and in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2026.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

At the Company’s 2026 Annual Meeting of Stockholders, stockholders of the Company approved changing the Company’s legal domicile from the State of New Jersey to the State of Texas. This redomiciliation was effectuated on July 1, 2026 (the “Effective Date”) by merging Ensign LLC, a Texas limited liability company, with and into the Company, with the Company as the surviving entity and a wholly owned subsidiary of ExxonMobil Holdings Corporation, a Texas corporation. The terms “ExxonMobil,” “the Company,” “we,” “us” and “our” refer to (i) Exxon Mobil Corporation and its subsidiaries, with respect to the period prior to the Effective Date, and to (ii) ExxonMobil Holdings Corporation and its subsidiaries, with respect to the period on and after the Effective Date, in each case unless otherwise stated or the context otherwise requires. However, in the “Description of Debt Securities and Guarantees of Debt Securities” section of the prospectus contained in the Registration Statement, references to the “Company,” “we,” “us” and “our” are to Exxon Mobil Corporation only and not to any of its subsidiaries and references to the “Parent” are to ExxonMobil Holdings Corporation only and not to any of its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may sell the debt securities and the guarantee of such debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any of the debt securities being offered.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

THE COMPANY

ExxonMobil Holdings Corporation, a Texas corporation, is a holding company whose direct, wholly owned subsidiary and principal operating company is Exxon Mobil Corporation, a New Jersey corporation. ExxonMobil Holdings Corporation had no material assets or operations prior to the Effective Date, and accordingly, no financial statements are presented for ExxonMobil Holdings Corporation. Exxon Mobil Corporation was incorporated in the State of New Jersey in 1882. Divisions and affiliated companies of ExxonMobil operate or market products in the United States and most other countries of the world. Our principal business involves exploration for, and production of, crude oil and natural gas; manufacture, trade, transport and sale of crude oil, natural gas, petroleum products, petrochemicals, and a wide variety of specialty products; and pursuit of lower-emission and other new business opportunities, including carbon capture and storage, hydrogen and ammonia, lower-emission fuels, ProxximaTM resin systems, carbon materials, low-carbon data centers, and lithium. Affiliates of ExxonMobil conduct extensive research programs in support of these businesses.

Our principal offices are located at 22777 Springwoods Village Parkway, Spring, Texas 77389-1425, and our telephone number is (972) 940-6000. We maintain a website at www.exxonmobil.com where general information about us is available. We are not incorporating the contents of the website or the information accessible through the website into this prospectus.

RISK FACTORS

Investing in our debt securities involves risks. Before you decide whether to invest in any of our debt securities, you should carefully review the information contained, incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement, including the risks and uncertainties discussed in this prospectus under the section entitled “Information Concerning Forward-Looking Statements,” under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and under the caption “Risk Factors” or any similar caption in any other documents that we will subsequently file with the Securities and Exchange Commission that are incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement as described below under “Where You Can Find More Information.” These risks and uncertainties could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our debt securities. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the debt securities will be used for general corporate purposes. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered and the extent, if any, to which such general provisions may apply to such offered debt securities will be described in the prospectus supplement relating to such offered debt securities. This prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered. In this section, the terms the “Company,” “we,” “us” and “our” refer to Exxon Mobil Corporation only and not to any of its subsidiaries and references to the “Parent” are to ExxonMobil Holdings Corporation only and not to any of its subsidiaries.

The debt securities are to be issued under an indenture, dated as of March 20, 2014 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as amended and supplemented by (i) a first supplemental indenture, dated as of June 26, 2020, between the Company and the Trustee (the “First Supplemental Indenture”) and (ii) a second supplemental indenture, dated as of July 1, 2026, among the Company, the Trustee and ExxonMobil Holdings Corporation (the “Parent”). The Base Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, is referred to herein as the “Indenture.”

The Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain general provisions of the Indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, including the definitions therein of certain terms. Unless otherwise defined herein, all capitalized terms in this section have the definitions ascribed to such terms in the Indenture. The terms of any supplemental indenture entered into or officer’s certificate delivered in connection with a particular issuance of debt securities will be described in the prospectus supplement relating to such offered debt securities.

References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

General

The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. Unless otherwise indicated in the prospectus supplement relating thereto, the debt securities will be unsecured and will rank pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Company. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The Indenture does not limit the amount of other indebtedness or securities that may be issued by the Company. The Company’s payment obligations under any series of debt securities will be guaranteed by the Parent.

Debt securities of a series will be issued in registered form (“Securities”) as specified in the terms of the series. Debt securities of a series may be issued in whole or in part in the form of one or more global securities (“Global Securities”) registered in the name of a depository or its nominee and, in such case, beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Reference is made to the prospectus supplement relating to the particular series of debt securities offered thereby for the terms of the offered debt securities, including:

•	the title of the debt securities;

•	the aggregate principal amount;

•	the issue price expressed as a percentage of the aggregate principal amount;

•	the date or dates of maturity or the method of determination thereof;

•	the interest rate or rates (which may be fixed or floating) per annum, if any, or the method by which such interest rate or rates will be determined;

•	the date or dates any interest will commence accruing and be payable and the record dates for any interest payments;

•	the form and terms of any guarantee of any debt securities;

•	the place or places where principal and any interest or premium will be paid;

•	the dates and redemption prices relating to any optional or mandatory redemption and other terms and conditions of any optional or mandatory redemptions;

•	any optional or mandatory sinking fund or analogous provisions;

•	the denominations of the debt securities if other than denominations of $2,000 and any higher integral multiples of $1,000;

•	the portion of the principal amount payable on declaration of acceleration of maturity or provable in bankruptcy, if other than the principal amount;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	any paying agents, transfer agents, registrars or other agents for a series of debt securities;

•

the currency or currencies, including composite currencies, of payment of the principal of (and premium, if any) and interest (if any) on the debt securities if other than the currency of the United States of America;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•

if the principal (and premium, if any) or interest, if any, are to be payable, at the election of the Company or any holder thereof, in a currency other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions on which, such election may be made;

•

if the debt securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of the debt securities as outstanding securities under the Indenture;

•

if the amount of payments of principal of (and premium, if any), or portions thereof, or interest, if any, on the debt securities, may be determined with reference to an index, formula or other method, the manner of determining such amounts;

•	whether such debt securities are to be issued in temporary or permanent global form;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	the application, if any, of certain provisions of the Indenture relating to defeasance and discharge, and related conditions;

•	any events of default, if not set forth in the Indenture;

•	any restrictive covenants or other material terms relating thereto which may not be inconsistent with the Indenture; and

•	any applicable material U.S. federal income tax consequences.

Unless otherwise indicated in the prospectus supplement relating thereto, principal (and premium, if any) and interest will be payable and the Securities will be transferable at the office or agency maintained by us for such purpose. Payment of principal (and premium, if any) and interest on Global Securities registered in the name of or held by the depository or its nominee will be made in immediately available funds to the depository or its nominee, as the case may be, as the registered holder of such Global Security. If any of the debt securities is no longer represented by a Global Security, payment of interest on Securities may, at our option, be made by check mailed directly to holders at their registered addresses. See “Forms of Debt Securities.” No service charge will be made for any transfer or exchange of the debt securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

The Company may at any time purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by the Company may, at its sole option, be held, resold or surrendered to the Trustee for cancellation.

Covenants

Unless otherwise specified in any prospectus supplement, the Indenture will not contain any covenants that (i) limit the amount of indebtedness (including secured indebtedness) or lease obligations that may be incurred by the Company and its subsidiaries, or (ii) restrict the Company from entering into change of control transactions (other than as specified under “—Merger and Consolidation” below).

Merger and Consolidation

Unless otherwise provided in any prospectus supplement, the Company will covenant that it will not merge or sell, convey, transfer or lease its properties and assets substantially as an entirety unless the Company is the surviving corporation or the successor person is a person organized under the laws of the United States (including any state thereof and the District of Columbia) which expressly assumes the Company’s obligations on all the debt securities and under the Indenture and, after giving effect to such transaction, the Company or the successor person would not be in default under the Indenture.

Events of Default

The Indenture defines “Events of Default” with respect to the debt securities of any series as being one of the following events:

(i) default in the payment of any installment of interest on that series for 30 days after becoming due;

(ii) default in the payment of principal of (or premium, if any, on) that series when due;

(iii) default in the deposit of any sinking fund payment when due;

(iv) default in the performance or breach of any other covenant or warranty in the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of debt securities other than that series) for 90 days after notice to us by the Trustee or to us and the Trustee by the holders of at least 25 percent in principal amount of the debt securities of all series affected;

(v) certain events of bankruptcy, insolvency or reorganization with respect to the Company; and

(vi) any other Event of Default provided with respect to debt securities of that series.

If an Event of Default shall occur and be continuing, either the Trustee or the holders of at least 25 percent in principal amount of the debt securities then outstanding of all series affected, voting as a single class, may declare the principal (or such portion thereof as may be specified in the prospectus supplement relating to any such series) of the debt securities of all such series to be due and payable. Under certain conditions, such a declaration may be annulled. Notwithstanding the foregoing, if an Event of Default pursuant to (v) above occurs with respect to the Company, the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the debt securities shall become and be immediately due and payable without further action or notice on the part of the Trustee or any holder.

The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default actually known to one of its responsible officers, give the holders of debt securities notice of all uncured defaults actually known to one of its responsible officers (the term “default” to mean the events specified above without grace periods); provided, however, that, except in the case of default in the payment of principal of or interest on any debt security, the Trustee shall be fully protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of debt securities.

The Company will be required to furnish to the Trustee annually a statement by the principal financial officer, the principal executive officer or the principal accounting officer of the Company stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions under the Indenture and, if the Company is in default, specifying each such default.

The holders of a majority in principal amount of the outstanding debt securities of all series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series, and to waive certain defaults with respect thereto. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of debt securities unless they shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Modification of the Indenture

The Indenture may generally be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification (voting as a single class); provided, however, that no such modification or amendment may be made, without the consent of the holder of each debt security affected, which would (i) reduce the principal amount of or the interest on any debt security, change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or the other terms of payment thereof, or (ii) reduce the above-stated percentage of debt securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of debt securities of any series, the consent of the holders of which is required to waive compliance with certain provisions of the Indenture or to waive certain past defaults.

Without the consent of any holder of debt securities, the Company and the Trustee may enter into a supplemental indenture to amend the Indenture or the debt securities issued under that Indenture for any of the following purposes, among other things:

(a) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture, as supplemented, and in the debt securities;

(b) to add to the covenants of the Company, for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(c) to add any additional Events of Default;

(d) to permit the issuance of debt securities in uncertificated form; provided that any such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

(e) to change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall become effective only with respect to debt securities not outstanding at the time of the execution of such supplemental indenture;

(f) to secure the debt securities;

(g) to establish the form or terms of debt securities of any series;

(h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the debt securities of one or more series and/or to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(i) to cure any ambiguity, to correct or supplement any provision of the Indenture, as supplemented, which may be defective or inconsistent with any other provision herein or to conform any provision applicable to debt securities of any series to the description of the terms of such debt securities in any prospectus supplement; or

(j) to make any other provisions with respect to matters or questions arising under the Indenture; provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

Defeasance and Discharge

The Indenture provides that the Company may elect, with respect to the debt securities of any series, either:

(i) to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities and certain obligations owed to the Trustee (“legal defeasance”)); or

(ii) to be released from its obligations to comply with any restrictive covenants under the Indenture,

in either case after the deposit with the Trustee, in trust, of money and/or Government Obligations (as defined in the Indenture) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)) on, and any mandatory sinking fund payments in respect of, such debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities. Such a trust may be established only if, among other things, the Company has delivered to the Trustee an opinion of counsel (who may be counsel to the Company) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must, in the case of legal defeasance, be based on a change in applicable U.S. federal income tax law after the date of the Indenture or a ruling published by the U.S. Internal Revenue Service after the date of the Indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to beneficial owners of such debt securities. For the avoidance of doubt, neither the Trustee nor any of its agents are responsible for determining the sufficiency of any amounts deposited in trust pursuant to a discharge or defeasance of any series of debt securities under the Indenture and neither the Trustee nor any of its agents shall have any obligation or liability whatsoever with respect to the sufficiency of such amounts.

The Indenture also provides that the Indenture shall cease to be of further effect with respect to any series of debt securities (except as to any surviving rights of registration of transfer or exchange of debt securities of such series), and the Trustee, at the expense of and upon written instruction by the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture as to such series, when

(a) either:

(i) all debt securities of such series theretofore authenticated and delivered (other than (A) debt securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture and (B) debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the Indenture) have been delivered to the Trustee for cancellation; or

(ii) all such debt securities of such series not theretofore delivered to the Trustee for cancellation:

(A)	have become due and payable,

(B)	will become due and payable at their stated maturity (as defined in the Indenture) within one year of the date of deposit, or

(C)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (A), (B) or (C) in (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of debt securities which have become due and payable), or to the stated maturity or the redemption date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company with respect to such series; and

(c) the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that, with respect to such series, all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Guarantees

The Company’s payment obligations under any series of debt securities will be guaranteed by the Parent. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

Governing Law

The Indenture, the debt securities and the guarantees of debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

Deutsche Bank Trust Company Americas is the Trustee under the Indenture and will have been appointed by the Company as initial security registrar with regard to the debt securities. We will specify any material relationship we may have with the Trustee in the prospectus supplement. In addition, the Trustee may serve as trustee for other debt securities issued by the Company from time to time.

FORMS OF DEBT SECURITIES

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of debt securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the debt security, and in order to transfer or exchange these debt securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the definitive securities to the Trustee, security registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the debt securities through an account maintained by the investor with its broker-dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the debt securities to be represented by registered global securities. Unless and until it is exchanged in whole for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of debt securities take physical delivery of these debt securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the Indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the Indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of ExxonMobil, the Trustee, the security registrar or any other agent of ExxonMobil or agent of the Trustee or the security registrar will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the debt securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the debt securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant security registrar or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Euroclear and Clearstream

If the depositary for a global security is The Depository Trust Company, or “DTC,” you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the debt securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such debt securities and the proceeds to be received by ExxonMobil, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any debt securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of debt securities, if any are purchased.

We may sell the debt securities through agents from time to time. The prospectus supplement will name any agent of ours involved in the offer or sale of the debt securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the debt securities from ExxonMobil at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with ExxonMobil to indemnification by ExxonMobil against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for ExxonMobil and its affiliates in the ordinary course of business.

Each series of debt securities will be a new issue of securities and will have no established trading market. Any underwriters to whom debt securities are sold for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange.

WHERE YOU CAN FIND MORE INFORMATION

ExxonMobil Holdings Corporation files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. The Securities and Exchange Commission maintains a website at www.sec.gov that contains reports, proxy statements and other information that ExxonMobil Holdings Corporation files electronically with the Securities and Exchange Commission.

The Securities and Exchange Commission allows ExxonMobil Holdings Corporation to “incorporate by reference” information into this document. This means that ExxonMobil Holdings Corporation can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below (which includes certain filings made by Exxon Mobil Corporation prior to the Effective Date) and any future filings that ExxonMobil Holdings Corporation makes with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed) prior to the termination of the offering of debt securities under this prospectus.

Exxon Mobil Corporation Securities and Exchange Commission Filings	Period or date filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2025

Quarterly Report on Form 10-Q	Fiscal quarter ended March 31, 2026

Current Reports on Form 8-K	February 20, 2026, March 31, 2026, May 4, 2026, May 29, 2026 and July 1, 2026

Definitive Proxy Statement on Schedule 14A	April 8, 2026

ExxonMobil Holdings Corporation Securities and Exchange Commission Filings	Period or date filed
Current Report on Form 8-K	July 1, 2026

Documents incorporated by reference are available from the Securities and Exchange Commission at the website listed above or from ExxonMobil Holdings Corporation without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

ExxonMobil Holdings Corporation

Treasury Department — Capital Markets

Attn: Bondholder Services

22777 Springwoods Village Parkway

Spring, Texas 77389-1425

Telephone: (972) 940-6000

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Statements related to future events; projections; descriptions of strategic, operating, and financial plans and objectives; statements of future ambitions and plans; future earnings power; potential addressable markets; and other statements of future events or conditions are forward-looking statements. Similarly, discussion of roadmaps or future plans related to carbon capture, transportation and storage, hydrogen and ammonia, lower-emission fuels, direct air capture, ProxximaTM resin systems, carbon materials, low-carbon data centers, lithium, and other future plans to reduce emissions and emissions intensity of ExxonMobil, its affiliates, and third parties are dependent on future market factors, such as continued technological progress, stable policy support, and timely rule-making and permitting, and represent forward-looking statements. Actual future results, including financial and operating performance; potential earnings, cash flow, dividends or shareholder returns, including the timing and amounts of share repurchases; total capital expenditures and mix, including allocations of capital to low-carbon and other new investments; realization and maintenance of structural cost reductions and efficiency gains, including the ability to offset inflationary pressure; plans to reduce future emissions and emissions intensity, including ambitions to reach Scope 1 and Scope 2 net zero from operated assets by 2050, to reach Scope 1 and 2 net zero in integrated Upstream Permian Basin unconventional operated assets by 2035, to eliminate routine flaring in-line with World Bank Zero Routine Flaring, to reach near-zero methane emissions from operated assets and other methane initiatives, and to meet ExxonMobil’s emission reduction plans and goals, divestment and start-up plans, and associated project plans as well as technology advances, including the timing and outcome of projects to capture, transport and store CO2, produce hydrogen and ammonia, produce lower-emission fuels, produce ProxximaTM resin systems, produce carbon materials, produce lithium, and use plastic waste as feedstock for advanced recycling; future debt levels and credit ratings; business and project plans, timing, costs, capacities and profitability; resource recoveries and production rates; and planned Denbury and Pioneer integrated benefits, could differ materially due to a number of factors. These include global or regional changes or imbalances in the supply and demand for oil, natural gas, petrochemicals, and feedstocks and other market factors; economic conditions and seasonal fluctuations that impact prices, differentials, and volume/mix for our products; developments or changes in local, national, or international laws, regulations, taxes, trade sanctions, trade tariffs, or policies affecting our business, such as government policies supporting lower-carbon and new market investment opportunities, the punitive European taxes on the oil and gas sector and unequal support for different technological methods of emissions reduction or evolving, ambiguous, and unharmonized voluntary and mandatory standards or extraterritorial laws and regulations imposed by various jurisdictions related to sustainability and greenhouse gas reporting; timely granting of governmental permits, licenses, and certifications; uncertain impacts of deregulation on the legal and regulatory environment; changes in interest and exchange rates; variable impacts of trading activities on our margins and results each quarter; actions of co-venturers or partners, competitors, and commercial counterparties, including suppliers and customers; government actions in pursuit of national energy and security policies and priorities affecting our business; the outcome of commercial negotiations, including final agreed terms and conditions; the outcome of competitive bidding and project awards; the ability to access debt markets on favorable terms or at all; the occurrence, pace, rate of recovery and effects of public health crises; adoption of regulatory incentives consistent with law; reservoir performance and optimization, including variability and timing factors applicable to unconventional resources, the success of new unconventional technologies, and the ability of new technologies to improve recovery relative to competitors; the level, outcome, and timing of exploration and development projects and decisions to invest in future reserves and resources; timely completion of construction projects and commencement of start-up operations, including reliance on third-party suppliers and service providers; final management approval of future projects and any changes in the scope, terms, costs, or assumptions of such projects as approved; the actions of governments, non-governmental organizations, or other actors against our core business activities and acquisitions, divestitures or financing opportunities; war, civil unrest, armed hostilities, attacks against the Company or industry, and other geopolitical or security disturbances, including disruption of land or sea transportation routes or distribution or shipping channels; decoupling of economies, disruption, realignment, or breaking of current or historical trade or military alliances or global trade or supply chain networks; escalating geopolitical volatility, including regime changes; expropriations, seizures, or capacity, insurance, shipping, import or export limitations imposed directly or indirectly by governments or laws;

opportunities for potential acquisitions, investments or divestments and satisfaction of applicable conditions to closing, including timely regulatory approvals; the capture of efficiencies within and between business lines and the ability to maintain near-term cost reductions as ongoing efficiencies without impairing our competitive positioning; unforeseen technical or operating disruptions or difficulties and unplanned maintenance; the development and competitiveness of alternative energy and emission reduction technologies; consumer preferences including willingness and ability to pay for reduced emission products; the results of research programs and the ability to bring new technologies to commercial scale on a cost-competitive basis; and other factors discussed under Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. We assume no duty to update these statements as of any future date.

Forward-looking and other statements regarding environmental and other sustainability efforts and aspirations are not an indication that these statements are material to investors or require disclosure in our filings with the Securities and Exchange Commission or any other regulatory authority. In addition, historical, current, and forward-looking environmental and other sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future, including future rule-making.

Energy demand models are forward-looking by nature and aim to replicate system dynamics of the global energy system, requiring simplifications. The reference to any scenario in our filings with the Securities and Exchange Commission incorporated by reference herein, including any potential net-zero scenarios, does not imply ExxonMobil views any particular scenario as likely to occur. In addition, energy demand scenarios require assumptions on a variety of parameters. As such, the outcome of any given scenario using an energy demand model comes with a high degree of uncertainty. Third-party scenarios discussed in our filings with the Securities and Exchange Commission incorporated by reference herein reflect the modeling assumptions and outputs of their respective authors, not ExxonMobil, and their use by ExxonMobil is not an endorsement by ExxonMobil of their underlying assumptions, likelihood, or probability. Investment decisions are made on the basis of ExxonMobil’s separate planning process. Any use of the modeling of a third-party organization in our filings with the Securities and Exchange Commission incorporated by reference herein does not constitute or imply an endorsement by ExxonMobil of any or all of the positions or activities of such organization. Actions needed to advance ExxonMobil’s 2030 greenhouse gas emission-reductions plans are incorporated into its medium-term business plans, which are updated annually. The reference case for planning beyond 2030 is based on ExxonMobil’s Global Outlook (“Outlook”) research and publication. The Outlook is reflective of the existing global policy environment and an assumption of increasing policy stringency and technology improvement to 2050. Current trends for policy stringency and development of lower emission solutions are not yet on a pathway to achieve net-zero by 2050. As such, the Outlook does not project the degree of required future policy and technology advancement and deployment for the world, or ExxonMobil, to meet net zero by 2050. As future policies and technology advancements emerge, they will be incorporated into the Outlook, and ExxonMobil’s business plans will be updated accordingly. References to projects or opportunities may not reflect investment decisions made by ExxonMobil or its affiliates. Individual projects or opportunities may advance based on a number of factors, including availability of stable and supportive policy, permitting, technological advancement for cost-effective abatement, insights from the Corporate planning process, and alignment with our partners and other stakeholders. Capital investment guidance in lower-emission investments is based on our Corporate Plan; however, actual investment levels will be subject to the availability of the opportunity set, public policy support, and focused on returns.

The term “project” as used herein and in our filings with the Securities and Exchange Commission incorporated by reference herein can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

VALIDITY OF THE SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York. Timothy Kim, Esq., ExxonMobil’s Counsel - Corporate, will issue an opinion concerning certain matters relating to laws of the State of Texas and the State of New Jersey.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Exxon Mobil Corporation incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

Information not required in prospectus

Item 14. Other expenses of issuance and distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$		*
Transfer agent and trustee fees and expenses	$	*	*
Printing	$	*	*
Accounting fees and expenses	$	*	*
Legal fees and expenses	$	*	*
Rating agency fees	$	*	*
Miscellaneous	$	*	*

Total	$	*	*

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	Not presently known.

Item 15. Indemnification of directors and officers

ExxonMobil Holdings Corporation

Under the Texas Business Organizations Code (the “TBOC”), the certificate of formation of a corporation may provide that a director or officer of the corporation is not liable, or is liable only to the extent provided by the certificate of formation to the corporation or its shareholders for monetary damages for an act or omission by the person in the person’s capacity as a director or officer. The TBOC does not authorize elimination or limitation of liability to the extent the director or officer is found liable under applicable law for:

•	any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders;

•	any act or omission not in good faith that constitutes a breach of duty of the director or officer to the corporation or that involves intentional misconduct or a knowing violation of law;

•	any transaction from which the director or officer receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s duties; or

•	an act or omission for which the liability of the director or officer is expressly provided by an applicable statute.

The Parent’s amended and restated certificate of formation provides that the Parent’s directors and officers are not liable to the Parent or its shareholders for damages for breach of any duty owed to the Parent or its shareholders to the fullest extent permitted by the TBOC from time to time.

The TBOC provides that a corporation must indemnify a director or former director against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a director, or is or was serving as a representative of another enterprise or organization or an employee benefit plan while serving as a director, if the director or former director is wholly successful, on the merits or otherwise, in the defense of the proceeding. If a court determines that a director, former director or representative is entitled to indemnification, the court will order indemnification by the corporation and award the person expenses incurred in securing the indemnification. The TBOC also permits corporations to indemnify present or former directors where indemnification is not mandated by the TBOC; however, such permissive indemnification is subject to certain limitations and the director satisfying specified standards of conduct. The TBOC also provides that officers must be indemnified to the same extent as directors are required to be indemnified under the TBOC and that a court may also order indemnification under various circumstances. In addition, the TBOC permits indemnification in certain circumstances in which the Parent would not otherwise have the power to do so under the provisions of the TBOC or the Parent’s charter or bylaws if that indemnification is approved by the shareholders of the Parent.

The Parent’s bylaws also provide that, to the fullest extent permitted by the TBOC, the Parent must indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative, at the request of the Parent , including an appeal thereof, by reason of the fact that person is or was a director , officer, employee or other corporate agent of the Parent or any subsidiary of the Parent or serves or served any other enterprise at the request of the Parent against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by the person in connection with the action, suit or proceeding, or any appeal therein. The Parent’s bylaws will also provide that expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in defending any proceeding will be paid by the Parent in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such person to repay such payments if it shall ultimately be determined that such person is not entitled to be indemnified by the Parent. To the extent that indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to the Parent’s directors, officers and controlling persons, the Parent has been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The TBOC permits the Parent to purchase insurance on behalf of existing or former officers, employees, directors or agents against any liability asserted against and incurred by that person in such capacity, or arising out of that person’s status in such capacity. Pursuant to this authority, the Parent maintains such insurance for the officers, employees, directors and agents of the Parent and its subsidiaries.

Exxon Mobil Corporation

The Company’s restated certificate of incorporation does not contain any provision relating to the indemnification of its directors or officers. Article XX of the Company’s by-laws provides that the Company shall indemnify to the full extent permitted by law any current or former director or officer made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of the Company or any of its subsidiaries or serves or served any other enterprise at the request of the Company against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by such person in connection with such legal action. No indemnification is required under the Company’s by-laws with respect to any settlement or other nonadjudicated disposition of any legal action unless the Company has previously consented to such settlement or other disposition.

The Company is organized under the laws of the State of New Jersey. Section 14A:3-5(2) of the New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a corporate agent (generally defined as any person who is or was a director, officer, employee or agent of the corporation or of any constituent corporation absorbed by the corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the corporation or the legal representative of any such director, officer, trustee, employee or agent) against his or her expenses and liabilities in connection with any proceeding involving such corporate agent by reason of his or her being or having been a corporate agent, other than derivative proceedings, if (i) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii), with respect to any criminal proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful. Under Section 14A:3-5(3) of the New Jersey Business Corporation Act, a New Jersey corporation may indemnify a corporate agent against his or her expenses in connection with any derivative proceedings. A standard of care similar to Section 14A:3-5(2) of the New Jersey Business Corporation Act is applicable, except no indemnification may be provided in respect of any claim, issue or matter as to which the corporate agent is adjudged to be liable to the corporation, unless (and only to the extent that) the Superior Court of the State of New Jersey (or the court in which the proceeding was brought) determines upon application that the corporate agent is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 14A:3-5(4) of the New Jersey Business Corporation Act requires a New Jersey corporation to indemnify a corporate agent for his or her expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to above, or in defense of any claim, issue or matter therein. Except as required by the previous sentence, under Section 14A:3-5(11) of the New Jersey Business Corporation Act, no indemnification may be made or expenses advanced, and none may be ordered by a court, if such indemnification or advancement would be inconsistent with (i) a provision of the corporation’s certificate of incorporation, (ii) its by-laws, (iii) a resolution of the board of directors or of the corporation’s shareholders, (iv) an agreement to which the corporation is a party or (v) other proper corporate action (in effect at the time of the accrual of the alleged cause of action asserted in the proceeding) that prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

Under Section 14A:3-5(6) of the New Jersey Business Corporation Act, expenses incurred by a director, officer, employee or other agent in connection with a proceeding may, except as described in the immediately preceding paragraph, be paid by the corporation before the final disposition of the proceeding as authorized by the board of directors upon receiving an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified. Article X of the Company’s by-laws provides that the Company shall pay the expenses (including attorneys’ fees) incurred by a current or former officer or director of the Company in defending any legal action in advance of its final disposition promptly upon receipt of such an undertaking.

Under Section 14A:3-5(8) of the New Jersey Business Corporation Act, the power to indemnify and advance expenses under the New Jersey Business Corporation Act does not exclude other rights, including the right to be indemnified against liabilities and expenses incurred in derivative proceedings, to which a corporate agent may be entitled to under a certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise. However, no indemnification may be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a knowing violation of the law, or resulted in the receipt by such person of an improper personal benefit.

Section 14A:3-5(9) of the New Jersey Business Corporation Act further provides that a New Jersey corporation has the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the corporation would have the power to indemnify him or her against such expenses and liabilities under the New Jersey Business Corporation Act. The Company maintains directors’ and officers’ liability insurance on behalf of its directors and officers.

Item 16. Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document

1.1	Form of Underwriting Agreement - Standard Provisions (Debt Securities) (incorporated by reference to Exhibit 1.1 of Exxon Mobil Corporation’s Registration Statement on Form S-3, Registration No. 333-194609, filed on March 17, 2014)

Exhibit No.	Document

3.1	Amended and Restated Certificate of Incorporation of Exxon Mobil Corporation (incorporated by reference to Exhibit 3(i) to Exxon Mobil Corporation’s Current Report on Form 8-K filed on July 1, 2026)

3.2	Amended and Restated Certificate of Formation of ExxonMobil Holdings Corporation (incorporated by reference to Exhibit 3(i) to ExxonMobil Holdings Corporation’s Current Report on Form 8-K filed on July 1, 2026)

3.3	By-Laws of Exxon Mobil Corporation (incorporated by reference to Exhibit 3(ii) to Exxon Mobil Corporation’s Current Report on Form 8-K filed on July 1, 2026)

3.4	By-Laws of ExxonMobil Holdings Corporation (incorporated by reference to Exhibit 3(ii) to ExxonMobil Holdings Corporation’s Current Report on Form 8-K filed on July 1, 2026)

4.1	Indenture, dated as of March 20, 2014, between Exxon Mobil Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Exxon Mobil Corporation’s Current Report on Form 8-K filed on March 20, 2014)

4.2	First Supplemental Indenture, dated as of June 26, 2020, between Exxon Mobil Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 to Exxon Mobil Corporation’s Current Report on Form 8-K filed on June 26, 2020)

4.3	Second Supplemental Indenture, dated as of July 1, 2026, among Exxon Mobil Corporation, ExxonMobil Holdings Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4(i) to ExxonMobil Holdings Corporation’s Current Report on Form 8-K filed on July 1, 2026)

4.4	Form of Debt Security (included in Exhibit 4.1)

5.1*	Opinion of Davis Polk & Wardwell LLP

5.2*	Opinion of Timothy Kim, Esq., Counsel - Corporate for ExxonMobil Holdings Corporation and Exxon Mobil Corporation

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

23.3*	Consent of Timothy Kim, Esq. (included in Exhibit 5.2)

24.1*	Powers of Attorney (included on the signature pages to this Amendment)

25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Deutsche Bank Trust Company Americas

107*	Filing Fee Table

*	Filed herewith.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned

Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, Texas on July 1, 2026.

ExxonMobil Holdings Corporation

By:	/s/ Darren W. Woods
Name:	Darren W. Woods
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Matthew R. Rasmussen, Wendi J. Powell, and Mark J. Larovere, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the date set forth above.

Signature	Title

/s/ Darren W. Woods	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Darren W. Woods

/s/ Michael J. Angelakis	Director
Michael J. Angelakis

/s/ Angela F. Braly	Director
Angela F. Braly

/s/ Maria S. Dreyfus	Director
Maria S. Dreyfus

/s/ Gregory C. Garland	Director
Gregory C. Garland

/s/ John D. Harris II	Director
John D. Harris II

Signature	Title

/s/ Kaisa H. Hietala	Director
Kaisa H. Hietala

/s/ Joseph L. Hooley	Director
Joseph L. Hooley

/s/ Steven A. Kandarian	Director
Steven A. Kandarian

/s/ Alexander A. Karsner	Director
Alexander A. Karsner

/s/ Lawrence W. Kellner	Director
Lawrence W. Kellner

/s/ Dina Powell McCormick	Director
Dina Powell McCormick

/s/ Neil A. Hansen	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Neil A. Hansen

/s/ Susan E. Buchanan	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Susan E. Buchanan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, Texas on July 1, 2026.

Exxon Mobil Corporation

By:	/s/ James R. Chapman
Name:	James R. Chapman
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Matthew R. Rasmussen, Wendi J. Powell, and Mark J. Larovere, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the date set forth above.

Signature	Title

/s/ James R. Chapman	President (Principal Executive Officer)
James R. Chapman

/s/ Neil A. Chapman	Director
Neil A. Chapman

/s/ Neil A. Hansen	Director
Neil A. Hansen

/s/ Jack P. Williams, Jr.	Director
Jack P. Williams, Jr.

/s/ Susan E. Buchanan Susan E. Buchanan	Vice President and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)